Exhibit 4.1


                                  THE GOOD GUYS, INC.

                               1994 STOCK INCENTIVE PLAN


                  1.   PURPOSE.

                       The purposes of the 1994 Stock Incentive Plan (the
             "Plan") are to enable The Good Guys, Inc. (the "Corporation") and its Subsidiaries, if any, to attract and retain directors and key employees and to provide them with additional incentive to advance the interests of the Corporation. For the purposes of the Plan, the term "Subsidiary" means any corporation or other entity in which the Corporation has, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or equity interests therein.

                  2.   ADMINISTRATION.

                       (a) The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Corporation (the "Board") and consisting of not less than two members of the Board, each of whom at the time of appointment to the Committee and at all times during service as a member of the Committee shall be a "disinterested person" as then defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor rule.

                       (b) The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the Plan as it shall deem to be necessary and advisable for the administration of the Plan.

                  3.   ELIGIBILITY.

                       (a)  Officers and other key employees of the
             Corporation or any Subsidiary shall be eligible to be granted stock options and to receive restricted share, restricted share unit, performance unit or bonus share awards as described herein.

                       (b) Non-employee directors shall be eligible to receive under the Plan only non-qualified options (i.e., options that do not qualify under Section 422 or 423 of the Internal Revenue Code of 1986 (the "Code")) in accordance with the provisions of Section 5(b) hereof.






                  4.   SHARES AVAILABLE.

                       The aggregate number of shares of the Corporation's
             Common Stock, $.001 par value ("Common Stock"), which may be issued and as to which grants or awards of stock options, restricted shares, restricted share units, performance units or bonus shares may be made under the Plan is 1,000,000 shares (of which no more than 350,000 shares shall be available for the grant of restricted shares or restricted share units), subject to adjustment and substitution as set forth in Section 8. If any stock option granted under the Plan is cancelled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject thereto shall again be available for purposes of the Plan. If shares of Common Stock or the right to receive shares of Common Stock are forfeited to the Corporation pursuant to the restrictions applicable to restricted shares or restricted share units awarded under the Plan, the shares so forfeited or covered by such right shall not again be available for the purposes of the Plan. To the extent any award of performance units is not earned or is paid in cash rather than shares, the number of shares covered thereby shall again be available for purposes of the Plan. The shares which may be issued under the Plan may be either authorized but unissued shares or treasury shares or partly each, as shall be determined from time to time by the Board.

                  5.   GRANTS AND AWARDS.

                       (a)  With respect to officers and other key
             employees, the Committee shall have authority, in its discretion, to grant incentive stock options pursuant to
             Section 422 of the Code and non-qualified stock options, and to award restricted shares, restricted share units, performance units and bonus shares.

                       Notwithstanding any other provision contained in
             the Plan or in any stock option agreement, the aggregate fair market value, determined on the date of grant, of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year under all plans of the corporation employing such employee, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000; provided, however, that all or any portion of a stock option which cannot be exercised because of such limitation shall be treated as a non-qualified option.

                       The maximum number of shares covered by all grants
             or awards in any fiscal year of the Corporation to any participant shall not exceed 100,000 (subject to adjustment and substitution as set forth in Section 8).




                       (b) On the date on which the Board appoints, or the shareholders of the Corporation elect, a person who is not an employee of the Corporation as a member of the Board for the first time, such director shall be awarded a non-qualified option under this Plan to purchase 5,000 shares of Common Stock. Immediately after the completion of each annual meeting of the shareholders of the Corporation, each such director shall be awarded a non-qualified option to purchase 1,000 shares of Common Stock (unless such director receives a like grant under the Corporation's 1985 Stock Option Plan). Such options shall have an exercise price per share equal to the fair market value of the shares of the Corporation on the date of such award. Except as otherwise specifically provided in this Section 5(b), the terms of this Plan, including the vesting provisions of Section 6(d), shall apply to all options granted pursuant to this Section 5(b). This Section 5(b) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

                       (c) If a grantee of a stock option, restricted share or performance unit engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment) which is in competition with the Corporation or any of its Subsidiaries, the Committee may immediately terminate all outstanding stock options held by the grantee, declare forfeited all restricted shares or restricted share units held by the grantee as to which the restrictions have not yet lapsed and terminate all outstanding performance unit awards held by the grantee for which the applicable Performance Period has not been completed; provided, however, that this sentence shall not apply if the exercise period of a stock option following termination of employment has been extended as provided in
             Section 9(c), if the lapse of the restrictions applicable to restricted shares or restricted share units has been accelerated as provided in Section 9(d), or if a performance unit has been deemed to have been earned as provided in
             Section 9(e). Whether a grantee has engaged in the operation or management of a business which is in competition with the Corporation or any of its Subsidiaries shall be determined by the Committee in its discretion, and any such determination shall be final and binding.

                  6.   TERMS AND CONDITIONS OF STOCK OPTIONS.

                       Stock options granted under the Plan shall be
             subject to the following terms and conditions:






                       (a)  The purchase price at which each stock
                  option may be exercised (the "option price") shall not be less than one hundred percent (100%) of the fair market value per share of the Common Stock covered by the stock option on the date of grant; provided, however, that in the case of an incentive stock option granted to an employee, who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or a Subsidiary (a "Ten Percent Employee"), the option price shall not be less than one hundred ten percent (110%) of such fair market value on the date of grant. For purposes of this
                  Section 6(a), an individual (i) shall be considered as owning not only shares of stock owned individually but also all shares of stock that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (ii) shall be considered as owning proportionately any shares owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual is a shareholder, partner or beneficiary.

                       (b)  The option price for each stock option
                  shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order), which may include cash forwarded through a broker or other agent-sponsored exercise or financing program; provided, however, that in lieu of such cash the person exercising the stock option may pay the option price in whole or in part by delivering to the Corporation shares of Common Stock having a fair market value on the date of exercise of the stock option equal to the option price for the shares being purchased; except that (i) any portion of the option price representing a fraction of a share shall in any event be paid in cash and (ii) no shares of Common Stock which have been held for less than six months may be delivered in payment of the option price of a stock option. Notwith-standing any procedure of a broker or other agent-sponsored exercise or financing program, if the option price is paid in cash, the exercise of the stock option shall not be deemed to occur and no shares of the Common Stock will be issued until the Corporation has received full payment in cash (including check, bank draft or money order) for




                  the option price from the broker or other agent. The date of exercise of a stock option shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised. Payment of the option price with shares shall not increase the number of shares of Common Stock available for issuance under the Plan.

                       (c)  No stock option shall be exercisable
                  during the first six months of its term, except that this limitation on exercise shall not apply if
                  Section 9(b) becomes applicable. No stock option shall be exercisable after the expiration of ten years (five years in the case of an incentive stock option granted to a Ten Percent Employee) from the date of grant. To the extent it is exercisable, a stock option may be exercised at any time in whole or in part.

                       (d) The Committee shall have the power to set the time or times within which each option shall be exercisable, and to accelerate the time or times of exercise. Unless the stock option agreement otherwise provides, the option shall become exercisable on a cumulative basis as to one-quarter of the total number of shares covered thereby on each of the first, second, third and fourth anniversary dates of the date of grant of the option.

                       (e) No stock option shall be transferable by the grantee otherwise than by will, or if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death. All stock options shall be exercisable during the lifetime of the grantee only by the grantee.

                       (f) Unless the Committee, in its discretion, shall otherwise determine:

                            (i)  If the employment or
                       directorship of a grantee who is not
                       disabled within the meaning of Section
                       422(c)(6) of the Code (a "Disabled
                       Grantee") is voluntarily terminated with the consent of the Corporation or a Subsidiary or a grantee retires under any retirement plan of the Corporation or a




                       Subsidiary, any then outstanding
                       incentive stock option held by such
                       grantee shall be exercisable by the
                       grantee (but only to the extent
                       exercisable by the grantee immediately
                       prior to such termination) at any time
                       prior to the expiration date of such
                       incentive stock option or within three
                       months after the date of such
                       termination, whichever is the shorter
                       period;

                            (ii) If the employment or
                       directorship of a grantee who is not a
                       Disabled Grantee is voluntarily
                       terminated with the consent of the
                       Corporation or a Subsidiary or a grantee retires under any retirement plan of the Corporation or a Subsidiary, any then outstanding non-qualified stock option held by such grantee shall be exercisable by the grantee (but only to the extent exercisable by the grantee immediately prior to such termination) at any time prior to the expiration date of such nonstatutory stock option or within one year after the date of termination of employment, whichever is the shorter period;

                            (iii)  If the employment or
                       directorship of a grantee who is a
                       Disabled Grantee is voluntarily
                       terminated with the consent of the
                       Corporation or a Subsidiary, any then
                       outstanding stock option held by such
                       grantee shall be exercisable by the
                       grantee in full (whether or not so
                       exercisable by the grantee immediately
                       prior to such termination) by the grantee at any time prior to the expiration date of such stock option or within one year after the date of such termination, whichever is the shorter period;

                            (iv) Following the death of a
                       grantee during employment or while
                       serving as a director, any outstanding
                       stock option held by the grantee at the
                       time of death shall be exercisable in
                       full (whether or not so exercisable by
                       the grantee immediately prior to the




                       death of the grantee) by the person
                       entitled to do so under the will of the
                       grantee, or, if the grantee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the grantee at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period;

                            (v)  Following the death of a
                       grantee after termination of employment
                       or his or her directorship during a
                       period within which a stock option is
                       exercisable, any outstanding stock option held by the grantee at the time of death shall be exercisable by such person entitled to do so under the will of the grantee or by such legal representative (but only to the extent the stock option was exercisable by the grantee immediately prior to the death of the grantee) at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period; and

                            (vi) Unless the exercise period of a
                       stock option following termination of
                       employment or directorship has been
                       extended as provided in Section 9(c), if the employment or directorship of a grantee terminates for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, retirement under any retirement plan of the Corporation or a Subsidiary or death, all outstanding stock options held by the grantee at the time of such termination shall automatically terminate.

                       Whether termination of employment or directorship
             is a voluntary termination with the consent of the Corporation or a Subsidiary and whether a grantee is a Disabled Grantee shall be determined in each case by the Committee in its discretion and any such determination by the Committee shall be final and binding.

                       (g)  All stock options shall be confirmed by
                  an agreement, which shall be executed on behalf of




                  the Corporation by the Chief Executive Officer (if other than the President), the President or any Vice President of the Corporation and by the grantee.

                       (h)  The term "fair market value" for all
                  purposes of the Plan shall mean the market price of the Common Stock, determined by the Committee as follows:

                            (i)  If the Common Stock is traded
                       on a stock exchange, then the Fair Market
                       Value shall be equal to the closing price reported by the applicable composite-transactions report for such date;

                           (ii)  If the Common Stock is traded
                       in the Nasdaq Stock Market and is
                       classified as a national market issue,
                       then the Fair Market Value shall be equal to the last-transaction price quoted by the Nasdaq National Market system for such date;

                          (iii)  If the Common Stock is traded
                       in the Nasdaq Stock Market, but is not
                       classified as a national market issue,
                       then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the Nasdaq system for such date; and

                           (iv)  If none of the foregoing
                       provisions is applicable, then the Fair
                       Market Value shall be determined by the
                       Committee in good faith on such basis as it deems appropriate.

                       (i)  The obligation of the Corporation to
                  issue shares of Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.




                       Subject to the foregoing provisions of this Section
             and the other provisions of the Plan, any stock option granted under the Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the agreement referred to in Section 6(i), or an amendment thereto.

                  7.   TERMS AND CONDITIONS OF RESTRICTED SHARE,
                       RESTRICTED SHARE UNIT, PERFORMANCE UNIT AND BONUS SHARE AWARDS.

                       (a) Restricted Shares and Units. Restricted share or restricted share unit awards shall be evidenced by a written agreement in the form prescribed by the Committee in its discretion, which shall set forth the number of restricted shares of Common Stock or restricted share units entitling the holder to receive shares of Common Stock awarded, the restrictions imposed thereon (including, without limitation, restrictions on the right of the grantee to sell, assign, transfer or encumber such shares or units while such shares or units are subject to other restrictions imposed under this Section 7), the duration of such restrictions, events (which may, in the discretion of the Committee, include performance-based events) the occurrence of which would cause a forfeiture of restricted shares or restricted share units and such other terms and conditions as the Committee in its discretion deems appropriate. Restricted share or restricted share unit awards shall be effective only upon execution of the applicable restricted share or restricted share unit agreement on behalf of the Corporation by the Chief Executive Officer (if other than the President), the President or any Vice President, and by the grantee.

                       Restricted shares or restricted share units may be
             issued for no consideration other than for services to be rendered or for such consideration as shall be determined at the time of award by the Committee.

                       Except as otherwise specified by the Committee at
             the time of award of restricted shares or restricted share units, restricted shares or restricted share units issued shall vest (i.e., become non-forfeitable,) as follows: 25% on the date of the first anniversary of the date of issuance of the restricted shares or restricted share units and an additional 25% on each anniversary date thereafter. If prior to full vesting of the restricted shares or restricted share units the employment of the holder thereof is voluntarily terminated with the consent of the Corporation or Subsidiary or the holder retires under any retirement plan of the Corporation or a Subsidiary or dies during employment, the Committee may in its absolute discretion determine to vest




             all or any part of the restricted shares or restricted share units except as otherwise provided in Section 9(e). If the employment of the holder of restricted shares or restricted share units terminates for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, retirement under any retirement plan of the corporation or a Subsidiary or death, all unvested restricted shares or restricted share units shall be forfeited. Whether the termination of employment is a voluntary termination with the consent of the Corporation or a Subsidiary shall be determined by the Committee in its discretion, and a determination by the Committee on any matter with respect to restricted shares or restricted share units shall be final and binding on both the Corporation and the holder of restricted shares or restricted share units.

                       Following a restricted share award and prior to the
             lapse or termination of the applicable restrictions, the Committee shall deposit share certificates for such restricted shares in escrow (which may be an escrow in the custody of an officer of the Corporation). Upon the lapse or termination of the applicable restrictions (and not before such time), the grantee shall be issued or transferred share certificates for such restricted shares. From the date a restricted share award is effective, the grantee shall be a shareholder with respect to all the shares represented by such certificates and shall have all the rights of a shareholder with respect to all such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares, subject only to the restrictions imposed by the Committee. The grantee of restricted share units shall not have any rights as a shareholder until the delivery to the grantee of shares on lapse of the restrictions imposed.

                       (b) Performance Units. The Committee may award performance units which shall be earned by an awardee based on the level of performance over a specified period of time by the Corporation, a Subsidiary or Subsidiaries, any branch, department or other portion thereof or the awardee individually, as determined by the Committee. For the purposes of the grant of performance units, the following definitions shall apply:

                            (i)  "Performance unit" shall mean an award,
                  expressed in dollars or shares of Common Stock, granted to an awardee with respect to a Performance Period. Awards expressed in dollars may be established as fixed dollar amounts, as a percentage of salary, as a percentage of a pool based on earnings of the Corporation, a Subsidiary or Subsidiaries or any branch, department or other portion thereof or in any other




                  manner determined by the Committee in its discretion, provided that the amount thereof shall be capable of being determined as a fixed dollar amount as of the close of the Performance Period.

                           (ii)  "Performance Period" shall mean an
                  accounting period of the Corporation or a Subsidiary of not less than one year, as determined by the Committee in its discretion.

                          (iii)  "Performance Target" shall mean that
                  level of performance established by the Committee which must be met in order for the performance unit to be fully earned. The Performance Target may be expressed in terms of earnings per share, return on assets, asset growth, ratio of capital to assets or such other level or levels of accomplishment by the Corporation, a Subsidiary or Subsidiaries, any branch, department or other portion thereof or the awardee individually as may be established or revised from time to time by the Committee.

                           (iv)  "Minimum Target" shall mean a minimal
                  level of performance established by the Committee which must be met before any part of the performance unit is earned. The Minimum Target may be the same as or less than the Performance Target in the discretion of the Committee.

                       An awardee shall earn the performance unit in full
             by meeting the Performance Target for the Performance Period. If the Minimum Target has not been attained at the end of the Performance Period, no part of the performance unit shall have been earned by the awardee. If the Minimum Target is attained but the Performance Target is not attained, the portion of the performance unit earned by the awardee shall be determined on the basis of a formula established by the Committee.

                       Payment of earned performance units shall be made
             to awardees following the close of the Performance Period as soon as practicable after the time the amount payable is determined by the Committee. Payment in respect of earned performance units, whether expressed in dollars or shares, may be made in cash, in shares of Common Stock, or partly in cash and partly in shares of Common Stock, as determined by the Committee at the time of payment. For this purpose, performance units expressed in dollars shall be converted to shares, and performance units expressed in shares shall be converted to dollars, based on the fair market value of the Common Stock, as of the date the amount payable is determined by the Committee.



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                       If prior to the close of the Performance Period the
             awardee of performance units is voluntarily terminated with the consent of the Corporation or a Subsidiary or the awardee retires under any retirement plan of the Corporation or a Subsidiary or the awardee dies during employment, the Committee may in its absolute discretion determine to pay all or any part of the performance unit based upon the extent to which the Committee determines the Performance Target or Minimum Target has been achieved as of the date of termination of employment, retirement or death, the period of time remaining until the close of the Performance Period and/or such other factors as the Committee may deem relevant. If the Committee in its discretion determines that all or any part of the performance unit shall be paid, payment shall be made to the awardee or his or her estate as promptly as practicable following such determination and may be made in cash, in shares or Common Stock, or partly in cash and partly in shares of Common Stock, as determined by the Committee at the time of payment. For this purpose, performance units expressed in dollars shall be converted to shares, and performance units expressed in shares shall be converted to Dollars, based on the fair market value of the Common Stock as of the date the amount payable is determined by the Committee.

                       Except as otherwise provided in Section 9(e), if
             the employment of an awardee of performance units terminates prior to the close of a Performance Period for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary or retirement under any retirement plan of the Corporation or a Subsidiary or death, the performance units of the awardee shall be deemed not to have been earned, and no portion of such performance units may be paid. Whether termination of employment is a voluntary termination with the consent of the Corporation or a Subsidiary shall be determined, in its discretion, by the Committee. Any determination by the Committee on any matter with respect to performance units shall be final and binding on both the Corporation and the awardee.

                       Performance unit awards shall be evidenced by a
             written agreement in the form prescribed by the Committee which shall set forth the amount or manner of determining the amount of the performance unit, the Performance Period, the Performance Target and any Minimum Target and such other terms and conditions as the Committee in its discretion deems appropriate. Performance unit awards shall be effective only upon execution of the applicable performance unit agreement on behalf of the Corporation by the Chief Executive Officer (if other than the President), the President or any Vice President, and by the awardee.





                       (c) Bonus Shares. The Committee shall have the authority in its discretion to award bonus shares of Common Stock to eligible employees from time to time in recognition of the contribution of the awardee to the performance of the Corporation, a Subsidiary or Subsidiaries, or any branch, department or other portion thereof, in recognition of the awardee's individual performance or on the basis of such other factors as the Committee may deem relevant.

                  8.   ADJUSTMENT AND SUBSTITUTION OF SHARES.

                       If a dividend or other distribution shall be
             declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any outstanding stock options, restricted share units or performance unit awards and the number of shares of the Common Stock which may be issued under the Plan but are not then subject to outstanding stock options or awards shall be adjusted by adding thereto the number of shares of the Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution. Shares of Common Stock so distributed with respect to any restricted shares held in escrow shall be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the restricted shares on which they were distributed.

                       If the outstanding shares of the Common Stock shall
             be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Corporation or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of the Common Stock subject to any then outstanding stock option, restricted share unit or performance unit award, and for each share of the Common Stock which may be issued under the Plan but which is not then subject to any outstanding stock option or award, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable. Unless otherwise determined by the Committee in its discretion, any such stock or securities, as well as any cash or other property, into or for which any restricted shares held in escrow shall be changed or exchangeable in any such transaction shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the restricted shares in respect of which such stock, securities, cash or other property was issued or distributed.





                       In case of any adjustment or substitution as
             provided for in this Section 8, the aggregate option price for all shares subject to each then outstanding stock option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

                       No adjustment or substitution provided for in this
             Section 8 shall require the Corporation to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution. Owners of restricted shares held in escrow shall be treated in the same manner as owners of Common Stock not held in escrow with respect to fractional shares created by an adjustment or substitution of shares, except that, unless otherwise determined by the Committee in its discretion, any cash or other property paid in lieu of a fractional share shall be subject to restrictions similar to those applicable to the restricted shares exchanged therefor.

                       If any such adjustment or substitution provided for
             in this Section 8 requires the approval of shareholders in order to enable the Corporation to grant incentive stock options, then no such adjustment or substitution shall be made without the required shareholder approval. Notwithstanding the foregoing, in the case of incentive stock options, if the effect of any such adjustment or substitution would be to cause the stock option to fail to continue to qualify as an incentive stock option or to cause a modification, extension or renewal of such stock option within the meaning of Section 424 of the Code, the Committee may elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding stock option as the Committee, in its discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such incentive stock option.

                  9.   ADDITIONAL RIGHTS IN CERTAIN EVENTS.

                       (a) Definitions. For purposes of this Section 9, the following terms shall have the following meanings:

                            (i)  The term "Person" shall be used as that
             term is used in Sections 13(d) and 14(d) of the 1934 Act.




                           (ii) Beneficial ownership shall be determined as provided in Rule 13d-3 under the 1934 Act as in effect on the effective date of the Plan.

                          (iii) "Voting Shares" shall mean all securities of a company entitling the holders thereof to vote in an annual election of Directors (without consideration of the rights of any class of stock other than the Common Stock to elect Directors by a separate class vote); and a specified percentage of "Voting Power" of a company shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the Common Stock to elect Directors by a separate class vote).

                           (iv) "Tender Offer" shall mean a tender offer or exchange offer to acquire securities of the Corporation (other than such an offer made by the Corporation or any Subsidiary), whether or not such offer is approved or opposed by the Board.

                            (v)  "Section 9 Event" shall mean the date
             upon which any of the following events occurs:

                            (A) The Corporation acquires actual knowledge that any Person has acquired the Beneficial Ownership, directly or indirectly, of securities of the Corporation entitling such Person to 20% or more of the Voting Power of the Corporation, other than the Corporation, a Subsidiary or any employee benefit plan(s) sponsored by the Corporation, or a Person approved by the Board that has acquired 20% or more but less than 50% of the Voting Power of the Corporation;

                            (B)  A Tender Offer is made to acquire
                  securities of the Corporation entitling the holders thereof to 20% or more of the Voting Power of the Corporation; or

                            (C)  A solicitation subject to Rule 14a-11
                  under the 1934 Act (or any successor Rule) relating to the election or removal of 50% or more of the members of any class of the Board shall be made by any person other than the Corporation; or

                            (D) The shareholders of the Corporation shall approve a merger, consolidation, share exchange, division or sale or other disposition of assets of the Corporation as a result of which the shareholders of the Corporation immediately prior to such transaction shall




                  not hold, directly or indirectly, immediately following such transaction a majority of the Voting Power of
                  (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 20% of the consolidated assets of the Corporation immediately prior to the transaction;

             provided, however, that (i) if securities beneficially owned by a grantee are included in determining the Beneficial Ownership of a Person referred to in Section 9(a)(v)(A),
             (ii) a grantee is required to be named pursuant to Item 2 of the Schedule 14D-1 (or any similar successor filing requirement) required to be filed by the bidder making a Tender Offer referred to in Section 9(a)(v)(B), or (iii) if a grantee is a "participant" as defined in 14a-11 under the 1934 Act (or any successor Rule) in a solicitation (other than a solicitation by the Corporation) referred to in
             Section 9(a)(v)(C), then no Section 9 Event with respect to such grantee shall be deemed to have occurred by reason of such event.

                       (b) Acceleration of the Exercise Date of Stock Options. Unless the agreement referred to in Section 6(g), or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, in case any "Section 9 Event" occurs all outstanding stock options (other than those held by a person referred to in the proviso to Section 9(a)(v)) shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.

                       (c) Extension of the Expiration Date of Stock Options. Unless the agreement referred to in Section 6(g), or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, all stock options held by a grantee (other than a grantee referred to in the proviso to Section 9(a)(v)) whose employment with the Corporation or a Subsidiary terminates within one year of any Section 9 Event for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, retirement under any retirement plan of the Corporation or a Subsidiary or death shall be exercisable for a period of three months from the date of such termination of employment, but in no event after the expiration date of the stock option.






                       (d) Lapse of Restrictions on Restricted Share or Restricted Share Unit Awards. If any "Section 9 Event" occurs prior to the scheduled lapse of all restrictions applicable to restricted share or restricted share unit awards under the Plan (other than those held by a person referred to in the proviso to Section 9(a)(v)), all such restrictions shall lapse upon the occurrence of any such "Section 9 Event" regardless of the scheduled lapse of such restrictions.

                       (e)  Payment of Performance Units.  If any
             "Section 9 Event" occurs prior to the end of any Performance Period, all performance units awarded with respect to such Performance Period (other than those held by a person referred to in the proviso to Section 9(a)(v)) shall be deemed to have been fully earned as of the date of such
             Section 9 Event, regardless of the attainment or nonattainment of the Performance Target or any Minimum Target, and shall be paid to the awardees thereof as promptly as practicable thereafter. If the performance unit is not expressed as a fixed amount in dollars or shares, the Committee may provide in the performance unit agreement for the amount to be paid in the case of a Section 9 Event.

                  10.  EFFECT OF THE PLAN ON THE RIGHTS OF EMPLOYEES AND
                       EMPLOYER.

                       Neither the adoption of the Plan nor any action of
             the Board or the Committee pursuant to the Plan shall be deemed to give any employee any right to be granted a stock option or to be awarded restricted shares, restricted share units, performance units or bonus shares under the Plan. Nothing in the Plan, in any stock option, in any restricted share, restricted share unit, performance unit or bonus share award under the Plan or in any agreement providing for any of the foregoing shall confer any right to any employee to continue in the employ of the Corporation or any Subsidiary or interfere in any way with the rights of the Corporation or any Subsidiary to terminate the employment of any employee at any time.

                  11.  AMENDMENT.

                       The right to alter and amend the Plan at any time
             and from time to time and the right to revoke or terminate the Plan are hereby specifically reserved to the Board; provided that no such alteration or amendment of the Plan shall, without shareholder approval (a) increase by more than 10% the total number of shares which may be issued under the Plan to persons subject to Section 16 under the 1934 Act ("Section 16 Persons"), (b) materially increase the benefits accruing under the Plan to Section 16 Persons, (c) materially




             modify the requirements as to eligibility for participation in the Plan by Section 16 Persons, (d) make any changes in the class of employees eligible to receive incentive stock options under the Plan, or (e) increase the number of shares with respect to which incentive stock options may be granted under the Plan; approval of the Plan by the shareholders of the Corporation pursuant to Section 12 shall also be deemed to constitute approval of any amendments to Section 6(e) that are designed to take advantage of changes in income tax or securities laws or regulations adopted for the purpose of reducing or eliminating restrictions on transferability of options. No alteration, amendment, revocation or termination of the Plan shall, without the written consent of the holder of a stock option, restricted shares, restricted share units, performance units or bonus shares theretofore awarded under the Plan, adversely affect the rights of such holder with respect thereto.

                  12.  EFFECTIVE DATE AND DURATION OF PLAN.

                       The effective date and date of adoption of the Plan
             shall be November 14, 1994, the date of adoption of the Plan by the Board. No stock option may be granted, and no restricted shares, restricted share units, bonus shares or performance units payable in performance shares may be awarded under the Plan subsequent to November 13, 2004.

                  13.  INDEMNIFICATION.

                       In addition to such other rights of indemnification
             as they may have as directors, the members of the Committee administering the Plan shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding that such member is liable for negligence or misconduct in the performance of such member's duties; provided that within 60 days after institution of any such action, suit or proceeding, the member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.





